UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2010 (March 3, 2010)
DEVON ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-32318 (Commission File Number)	73-1567067 (IRS Employer Identification Number)

20 NORTH BROADWAY, OKLAHOMA CITY, OK (Address of Principal Executive Offices)	73102 (Zip Code)
Registrant’s telephone number, including area code: (405) 235-3611
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Devon Energy Corporation (“Devon”) hereby furnishes the information set forth in its press release, dated March 8, 2010, announcing the election of Jeffrey A. Agosta as Executive Vice President and Chief Financial Officer. Mr. Agosta, age 42, has served as Devon’s Senior Vice President and Treasurer since 2003. A copy of the press release is attached as Exhibit 99.1.
     On March 3, 2010, Jeffrey A. Agosta was granted 2,100 shares of restricted stock to vest 25% per year beginning March 31, 2011, and 5,500 stock options to purchase common stock of Devon at the closing price of the common stock as quoted by the New York Stock Exchange on March 31, 2010. Such options to vest 20 percent on the 31st day of March, in each of the years 2010, 2011, 2012, 2013 and 2014, expiring on the 30th day of March, 2018. Each of these awards will be evidenced by Devon’s standard form of stock option and restricted stock award agreements.
     On March 3, 2010, Jeffrey A. Agosta entered into an employment agreement with Devon consistent with Devon’s form of amended and restated employment agreement, which is filed as Exhibit 10.19 to Devon’s Form 10-K filed February 27, 2009.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

99.1	Devon Energy Corporation news release dated March 8, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION
By:	/s/ Janice A. Dobbs
Janice A. Dobbs
Vice President — Corporate Governance and Secretary

Date: March 9, 2010

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